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                                                                   EXHIBIT 10.14

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into effective as of ___________, 1997, between PROGRESSIVE NETWORKS, INC., a Washington corporation (the "Company"), and ____________, a director and/or officer of the Company ("Indemnitee").

                                 R E C I T A L S

         A. Indemnitee is a director and/or officer of the Company and in such capacity is performing valuable services for the Company.

         B. The Articles of Incorporation of the Company ("Articles") and the Company's Bylaws ("Bylaws") provide for the indemnification of the directors and officers of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "Statute").

         C. The Articles, Bylaws and the Statute are not exclusive, and thereby contracts may be entered into between the Company and the members of its Board of Directors (the "Board") and its officers with respect to indemnification of such directors and officers.

         D. The Articles and Bylaws provide that the Company may purchase and maintain a policy or policies of insurance on behalf of an individual who is a director or an officer ("D&O Insurance"), covering certain liabilities which may be incurred by its officers or directors in the performance of their obligations to the Company;

         E. As a result of recent developments affecting the terms, scope and availability of D&O Insurance there exists general uncertainty as to the extent of protection afforded Company officers and directors by such D&O Insurance and said uncertainty also exists under statutory and bylaw indemnification provisions; and

         F. In order to induce Indemnitee to serve or to continue to serve as a director and/or officer of the Company, the Company has agreed to enter into this Agreement with Indemnitee.



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         NOW, THEREFORE, In consideration of the recitals above, the mutual covenants and agreements set forth in this Agreement, and Indemnitee's service as a director and/or officer after the date hereof, the Company and Indemnitee agree as follows:

         1.       INDEMNIFICATION

                  1.1 SCOPE. The Company agrees to and shall hold harmless and indemnify Indemnitee to the full extent permitted by law against any Damages (as defined in Section 1.5) incurred by Indemnitee with respect to any Proceeding (as defined in Section 1.6) to which Indemnitee is or is threatened to be made a party or witness, notwithstanding that such indemnification is not specifically authorized by this Agreement, the Company's Articles or Bylaws, the Statute or otherwise. Such right to indemnification shall be without regard to any limitations found in RCW 23B.08.510 through 23B.08.550; PROVIDED, HOWEVER, that Indemnitee shall have no right to indemnification on account of (a) acts or omissions of Indemnitee finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of Indemnitee finally adjudged in a final judgment, not subject to appeal, by a court of proper jurisdiction to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it is finally adjudged in a final judgment, not subject to appeal, by a court of proper jurisdiction that Indemnitee personally received a benefit in money, property or services to which Indemnitee was not legally entitled. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule issued pursuant to such law or statute regarding the right of a Washington corporation to indemnify a member of its board of directors or an officer, such changes, to the extent that they would expand Indemnitee's rights hereunder, shall be within the scope of Indemnitee's rights and the Company's obligations hereunder, and, to the extent that they would narrow Indemnitee's rights hereunder, shall be excluded from this Agreement; PROVIDED, HOWEVER, that any change that is found in a final judgment, not subject to appeal, by a court of proper jurisdiction to be required by applicable laws, statutes or rules issued pursuant to such law or statute to be applied to this Agreement shall be so applied regardless of whether the effect of such change is to narrow Indemnitee's rights hereunder.

                  1.2 PROCEEDINGS RELATING TO OFFICER'S FAILURE TO DISCHARGE DUTIES. If Indemnitee is an officer of the Company, the indemnification and other rights and benefits provided to Indemnitee by this Agreement shall apply fully with respect to any Proceeding in which it is claimed or adjudicated that Indemnitee is liable to the Company by reason of having failed to discharge the duties of Indemnitee's office, which claims and liabilities are hereby released; PROVIDED, HOWEVER, that the foregoing indemnification and release obligations of the Company shall have no application with respect to claims and liabilities by or to the Company to the extent


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that they are based upon or arise out of Indemnitee's actions or omissions described in clauses (a), (b) or (c) of Section 1.1.

                  1.3 NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled (and any failure to qualify for indemnification under this Agreement shall not be determinative of any rights) under the Company's Articles or the Company's Bylaws, any vote of shareholders or disinterested directors, the Statute or otherwise, whether as to actions or omissions by Indemnitee in Indemnitee's official capacity or otherwise.

                  1.4 ADVERSE AMENDMENTS. Subject to applicable law, the Company agrees that the Articles or Bylaws shall not be amended in a manner that adversely affects the indemnification rights provided thereunder to the Indemnitee.

                  1.5 INCLUDED COVERAGE. If Indemnitee is made a party (or is threatened to be made a party) to, or is otherwise involved (including, but not limited to, as a witness) in any Proceeding, the Company shall hold harmless and indemnify Indemnitee from and against any and all losses, claims, damages and liabilities incurred in connection with such Proceeding, including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement and other expenses (collectively, "Damages").

                  1.6 DEFINITION OF PROCEEDING. For purposes of this Agreement, "Proceeding" shall mean any actual, pending, threatened or completed action, suit, claim or proceeding (whether civil, criminal, administrative or investigative and whether formal or informal) in which Indemnitee is, has been or becomes involved by reason of the fact that Indemnitee is or has been a director, officer, employee or agent of the Company or that, being or having been such a director, officer, employee or agent, Indemnitee is or was serving at the request of the Company as a director, officer, employee, trustee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (collectively, a "Related Company"), including but not limited to service with respect to any employee benefit plan, whether the basis of such action, suit, claim or proceeding is alleged action or omission by Indemnitee in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, trustee or agent; PROVIDED, HOWEVER, that, except with respect to an action to enforce this Agreement, "Proceeding" shall not include any action, suit, claim or proceeding instituted by or at the direction of Indemnitee unless such action, suit, claim or proceeding is or was authorized by the Board.

                  1.7 NOTIFICATION. As promptly as reasonably practicable after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will,


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if a claim in respect thereof is to be made against the Company under this
Agreement, notify the Company of the commencement thereof; PROVIDED, HOWEVER, that failure to so notify the Company will relieve the Company from any liability that it may otherwise have to Indemnitee under this Agreement only if, and then solely to the extent that, such failure can be shown to have materially prejudiced the Company's ability to defend the Proceeding.

                  1.8 DETERMINATION OF ENTITLEMENT. If a determination of Indemnitee's entitlement to indemnification is required pursuant to RCW 23B.08.550 or a successor statute or pursuant to other applicable law, the appropriate decision maker shall make such determination; PROVIDED, HOWEVER, that (a) Indemnitee shall initially be presumed in all cases to be entitled to indemnification, and (b) unless the Company shall deliver to Indemnitee written notice of a determination that Indemnitee may not be entitled to indemnification within thirty (30) days after the Company's receipt of Indemnitee's notice pursuant to Section 1.7, Indemnitee shall conclusively be deemed to be entitled to such indemnification and the Company hereby agrees not to assert otherwise. Indemnitee may establish a conclusive presumption of any fact necessary to such a determination by delivering to the Company a declaration made under penalty of perjury that such fact is true.

                  1.9      PRESUMPTION AND EFFECT OF CERTAIN PROCEEDINGS.

                           a. If a Change of Control shall have occurred, in
making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                           b. If the person, persons or entity empowered or
selected under this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 30 days after receipt by the Company of Indemnitee's request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith


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requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto and gives notice to Indemnitee thereof; and provided, further, that the foregoing provisions of this Section 1.9 shall not apply if (i) the determination of entitlement to indemnification is to be made by the stockholders pursuant to this Agreement and (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 30 days after having been so called and such determination is made thereat, or (ii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to this Agreement.

                           c. The settlement or termination of any Proceeding or
of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was lawful.

                           d. "Change in Control" means a change in control of
the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest, (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the


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Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

                  1.10 SURVIVAL. The indemnification and release provided under this Agreement shall apply to any and all Proceedings, notwithstanding that Indemnitee has ceased to be a director, officer, employee, trustee or agent of the Company or a Related Company.

         2.       EXPENSE ADVANCES

                  2.1 GENERALLY. The right to indemnification conferred by
Section 1 shall include the right to have the Company pay Indemnitee's attorneys' fees and other expenses in any Proceeding as such expenses are incurred and in advance of such Proceeding's final disposition (such right is referred to hereinafter as an "Expense Advance").

                  2.2 CONDITIONS TO EXPENSE ADVANCE. The Company's obligation to provide an Expense Advance is subject to the following conditions:

                           A. UNDERTAKING. Indemnitee or his representative
shall have executed and delivered to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's financial ability to make repayment, by or on behalf of Indemnitee, to repay all Expense Advances if and to the extent that it shall ultimately be determined, by a final decision not subject to appeal rendered by a court having proper jurisdiction, that Indemnitee is not entitled to be indemnified for such Expense Advance under this Agreement or otherwise.

                           C. AFFIRMATION. If required under applicable law,
Indemnitee shall furnish a written affirmation of Indemnitee's good faith belief that Indemnitee has met all applicable standards of conduct.

         3.       PROCEDURES FOR ENFORCEMENT

                  3.1 ENFORCEMENT. If a claim for indemnification made by Indemnitee hereunder is not paid in full within thirty (30) days, or a claim for an Expense Advance made by Indemnitee hereunder is not paid in full within thirty (30) days, after written notice of such claim is delivered to the Company, Indemnitee may, but need not, at any time thereafter bring suit against the Company to recover the unpaid amount of the claim (an "Enforcement Action").



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                  3.2   PRESUMPTIONS IN ENFORCEMENT ACTION.  In any Enforcement
Action the following presumptions (and limitations on presumptions) shall apply:

                           A. The Company shall conclusively be presumed to have
entered into this Agreement and assumed the obligations imposed hereunder in order to induce Indemnitee to serve or to continue to serve as an director and/or officer of the Company;

                           B. The failure of the Company (including but not
limited to the Board, independent or special legal counsel or the Company's shareholders) to make a determination prior to the commencement of the Enforcement Action that indemnification of Indemnitee is proper in the circumstances shall not be a defense to the Enforcement Action or create a presumption that Indemnitee is not entitled to indemnification hereunder; and

                           C. If Indemnitee is or was serving as a director,
officer, employee, trustee or agent of a corporation of which a majority of the shares entitled to vote in the election of its directors is held or controlled by the Company or in which the Company has otherwise made an investment or in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the Company or a wholly-owned subsidiary of the Company is a general partner or has a majority ownership or control position or in which the Company has otherwise made an investment, then such corporation, partnership, joint venture, trust or enterprise shall conclusively be deemed a Related Company and Indemnitee shall conclusively be deemed to be serving such Related Company at the request of the Company.

                  3.3 ATTORNEYS' FEES AND EXPENSES FOR ENFORCEMENT ACTION. If Indemnitee is required to bring an Enforcement Action, the Company shall hold harmless and indemnify Indemnitee against all of Indemnitee's attorneys' fees and expenses in bringing and pursuing the Enforcement Action (including but not limited to attorneys' fees at any stage, and on appeal).

         4. DEFENSE OF CLAIM. With respect to any Proceeding as to which Indemnitee has provided notice to the Company pursuant to Section 1.7:

                  4.1 The Company may participate therein at its own expense.

                  4.2 If the Company agrees, in writing, to hold the Indemnitee harmless with respect to the proceeding and is able to demonstrate, in Indemnitee's reasonable judgment, that it is financially capable of holding the Indemnitee harmless, then the Company, jointly with any other indemnifying party similarly notified, may assume the defense thereof, with counsel reasonably


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satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to so assume the defense thereof, the Company shall not be liable to Indemnitee under this Agreement for any legal fees or other expenses (other than reasonable costs of investigation) subsequently incurred by Indemnitee in connection with the defense thereof unless (a) the employment of counsel by Indemnitee or the incurring of such expenses has been authorized by the Company,
(b) Indemnitee shall have reasonably concluded that there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, or (c) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the legal fees and other expenses of Indemnitee shall be at the expense of the Company. The Company shall not be entitled to assume the defense of a Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reached the conclusion described in clause (b) above.

                  4.3 The Company shall not be liable for any amounts paid in settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld.

                  4.4 The Company shall not settle any Proceeding in any manner which would impose any penalty, costs or Damages on Indemnitee without Indemnitee's written consent.

         5.       D&O INSURANCE

                  5.1 To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

                  5.2 In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

                  5.3 The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent


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that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

         6.       LIMITATIONS ON INDEMNIFICATION; MUTUAL ACKNOWLEDGMENT

                  6.1 LIMITATION ON INDEMNITY. No indemnification pursuant to this Agreement shall be provided by the Company:

                           A. On account of any suit in which a final,
unappealable judgment for which there is no further right of appeal is rendered by a court having proper jurisdiction against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or

                           B. For Damages or Expense Advances that have been
paid directly to Indemnitee by an insurance carrier under a policy of D&O Insurance or other insurance maintained by the Company.

                  6.2 MUTUAL ACKNOWLEDGMENT. The Company and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise if found by a final, unappealable judgment rendered by a court having proper jurisdiction.

         7. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to take or fail to take any action in violation of applicable law. The Company's inability to perform its obligations under this Agreement pursuant to court order shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable, as provided in this Section 7. If a court of competent jurisdiction should decline to enforce any of the provisions of this Agreement, the Company and Indemnitee agree that such provisions shall be deemed to be reformed to provide Indemnitee indemnification by the Company to the maximum extent permitted by the other portions of this Agreement that are not unenforceable, and the remainder of this Agreement shall not be affected, and this Agreement shall continue in force.

         8. GOVERNING LAW; BINDING EFFECT; ASSUMPTION BY SUCCESSORS; AMENDMENT AND TERMINATION

                  8.1 This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington.



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                  8.2 This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of Indemnitee, his or her spouse and marital community Indemnitee's heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

                  8.3 In the event the Company or any successor (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves or transfers all or substantially all of its assets to any person or entity, then, and in each case, proper provisions shall be made so that the successors of the Company assume the obligations set forth in this Agreement to the maximum extent permitted under the law of such person's or entity's jurisdiction of incorporation, if such entity is a corporation, or under other applicable law.

                  8.4 No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

                  8.5 No amendment, modification, repeal, termination or replacement of any part or all of the Company's By-laws or Articles shall operate in any way to limit Indemnitee's rights under this Agreement.

                  8.6 Nothing in this Agreement shall confer upon Indemnitee the right to continue to serve as a director and\or officer of the Company. If Indemnitee is an officer of the Company, then, unless otherwise expressly provided in a written employment agreement between the Company and Indemnitee, the employment of Indemnitee with the Company shall be terminable at will by either party.

                  8.7 This Agreement shall remain in full force and effect so long as Indemnitee is a director or officer of the Company, or is serving at the request of the Company in any of the capacities specified in Section 1.6. Rights arising pursuant to that Agreement with respect to any such office or position held prior to the termination hereof shall survive the termination of such office or position.




                      [This space intentionally left blank]


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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement effective as of the day and year first set forth above.

"Company"                              PROGRESSIVE NETWORKS, INC.



                                       By______________________________________



"Indemnitee"




                                       ________________________________________


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